Exhibit 99.1

Signature Group Holdings, Inc. Reports Third Quarter 2013 Results

- Strategic Steps Taken to Implement Growth Strategies -

SHERMAN OAKS, California, November 6, 2013 – Signature Group Holdings, Inc. (OTCQX: SGGHD) today announced financial results for the third quarter ended September 30, 2013.

The Company’s Adjusted EBITDA from continuing operations for the third quarter of 2013 was $0.3 million, compared to $1.2 million in the prior year period. As a result of the 31.9% increase in the value of Signature’s common stock price per share during the quarter, the Company recognized a $3.3 million noncash expense associated with the increase in the fair value of its common stock warrant liability. This noncash charge was the primary driver for the Company’s EBITDA from continuing operations being a negative $4.3 million, compared to a negative $0.6 million in the prior year. (See Non-GAAP Financial Measures below for more information about EBITDA and Adjusted EBITDA, and a reconciliation to the most comparable GAAP financial measures.)

The Company’s net loss for the third quarter of 2013 was $5.9 million, or $0.49 per share, compared to a net loss of $2.6 million, or $0.23 per share, reported for the third quarter of 2012. The previously mentioned noncash charge related to the Company’s common stock warrant liability contributed to the net loss by $0.28 per share during the quarter while the 2012 third quarter results included a $0.9 million, or $0.07 per share, noncash charge related to this liability. The per share results reflect the Company’s outstanding share count as adjusted for its one-for-ten reverse stock split, which became effective October 15, 2013.

“The last few months were noteworthy for the strategic steps taken to position the company for growth, including a $300 million Shelf Registration becoming effective, the completion of a reverse stock split and plans for our reincorporation to Delaware,” stated Chairman and CEO Craig T. Bouchard. “From a financial standpoint, our third quarter results reflect cost cutting measures that were taken to streamline the business. We are continuing to manage down our SG&A costs, while continuing to support the consistent growth of our Industrial Supply business. We continue in our pursuit of acquisition opportunities that will reshape the company.”

Quarterly Results

Operating revenues from continuing operations were $9.8 million in the third quarter of 2013, compared to $11.3 million in the third quarter of 2012. The decrease is primarily related to a $1.0 million reduction in interest income, resulting from the sale of the residential loan portfolio in the second quarter of 2013, generating $27.1 million of cash, and a $0.6 million impairment on nonmarketable equity securities that was sold subsequent to quarter end for $1.4 million of cash.

Operating costs decreased $0.4 million year over year, primarily from a $0.3 million decrease in selling, general and administrative expenses associated with reduced compensation expense and professional fees.

The operating loss in the third quarter of 2013 was $2.4 million, compared to a $1.3 million operating loss in the third quarter of 2012.

At September 30, 2013, the Company had $74.2 million in cash and cash equivalents, $84.1 million of working capital and $44.9 million in total debt.

Key Segment Developments

•	Industrial Supply – This business continued to expand its geographic footprint with the opening of two new warehouse locations during the quarter – Charlotte, North Carolina on July 1, and Birmingham, Alabama on September 1. Subsequent to quarter end, Industrial Supply became an international supplier with the opening of the first warehouse location outside of the U.S. on November 1 in Toronto, Canada.

•	Signature Special Situations – The Company took an impairment charge relating to a non-marketable equity security interest in conjunction with a decision to sell the asset. Subsequent to quarter end, the equity interest was sold for cash proceeds of $1.4 million, which approximated the carrying value at September 30, 2013.

•	Corporate and Other – Corporate expenses declined during the quarter as the Company realized the benefits of previous staff reductions and other cost cutting measures.

About Signature Group Holdings, Inc.

Signature is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and is actively seeking additional acquisitions as well as growth opportunities for its existing businesses. Signature has federal net operating loss tax carryforwards of approximately $887.3 million. For more information about Signature, please visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release contains forward-looking statements that are based on current expectations, estimates, and projections about our business and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to publicly revise or update any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for Industrial Supply’s products; the Company’s ability to successfully identify, consummate and integrate the acquisitions of other businesses; the Company’s ability to open warehouses in additional geographic regions; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation matters as well as demands by investment banks for defense, indemnity and contribution; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

invrel@signaturegroupholdings.com

(Tables follow)

* * *

Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2013	2012
Operating revenues:
Industrial Supply	$10,230	$10,203
Signature Special Situations	(453)	1,121
Corporate and Other	—	—

Total operating revenues	9,777	11,324

Operating costs:
Cost of goods sold	6,481	6,416
Selling, general and administrative	4,307	4,626
Interest expense	985	1,012
Amortization of intangibles	397	586

Total operating costs	12,170	12,640

Operating loss	(2,393)	(1,316)

Other income (expense):
Change in fair value of common stock warrant liability	(3,300)	(850)
Other, net	(1)	(60)

Total other income (expense)	(3,301)	(910)

Loss from continuing operations before income taxes	(5,694)	(2,226)
Income tax benefit	(7)	(60)

Loss from continuing operations	(5,687)	(2,166)
Loss from discontinued operations, net of income taxes	(172)	(462)

Net loss	(5,859)	(2,628)
Loss attributable to noncontrolling interest	—	—

Net loss attributable to Signature Group Holdings, Inc.	$(5,859)	$(2,628)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.48)	$(0.19)
Loss from discontinued operations, net of income taxes	(0.01)	(0.04)

Net loss attributable to Signature Group Holdings, Inc.	$(0.49)	$(0.23)

Signature Group Holdings, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
(Dollars in thousands)	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,172	$53,699
Investment securities, available for sale	—	3,060
Trade accounts receivable, net	4,133	3,607
Inventory	10,502	10,247
Loans receivable, net due within one year	2,358	620
Other current assets	2,115	1,266
Current assets of discontinued operations	687	3,614

Total current assets	93,967	76,113
Loans receivable, net	1,967	23,752
Intangible assets, net	3,113	4,329
Goodwill	17,780	17,780
Other noncurrent assets	1,287	3,087
Noncurrent assets of discontinued operations	581	650

TOTAL ASSETS	$118,695	$125,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	$3,586	$2,222
Lines of credit	500	1,000
Contingent consideration	—	4,000
Long-term debt due within one year	2,373	3,490
Other current liabilities	1,326	1,009
Current liabilities of discontinued operations	2,065	2,292

Total current liabilities	9,850	14,013
Long-term debt	42,046	43,562
Common stock warrant liability	10,800	2,350
Other noncurrent liabilities	211	60
Noncurrent liabilities of discontinued operations	6,750	7,500

TOTAL LIABILITIES	69,657	67,485

TOTAL SHAREHOLDERS’ EQUITY	49,038	58,226

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$118,695	$125,711

Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP. EBITDA and Adjusted EBITDA are presented and discussed because management believes they enhance the understanding of the financial performance of the Company’s operating segments by investors and lenders. As a complement to financial measures provided in accordance with GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements used by our senior management and the Company’s Board of Directors to evaluate certain operating results.

We calculate EBITDA, and Adjusted EBITDA, as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations. Net earnings (loss) is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Our calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP measures having the same or similar names; therefore, our calculations may not be comparable to those of other companies.

The following tables present our reconciliation of net loss to EBITDA and Adjusted EBITDA from continuing operations for the three months ended September 30, 2013 and 2012:

	Three Months Ended September 30,
(Dollars in thousands)	2013	2012
Loss from continuing operations	$(5,687)	$(2,166)
Plus:
Interest	985	1,012
Taxes	(7)	(60)
Depreciation	30	18
Amortization of intangibles	397	586

EBITDA from continuing operations	(4,282)	(610)

Adjustments:
Change in fair value of common stock warrant liability	3,300	850
Change in fair value of contingent consideration	—	76
Impairment of nonmarketable equity securities	581	—
Share-based compensation	556	462
Accretion of discounts	(23)	(189)
Amortization of other capitalized costs	18	13
Contested proxy and related expenses and settlements	101	570

Total adjustments	4,533	1,782

Adjusted EBITDA from continuing operations	$251	$1,172